RAY ELLISON MORTGAGE ACCEPTANCE CORP.

                                     Issuer,



                                       and



                              THE BANK OF NEW YORK


                                    Trustee,


                           ---------------------------


                             SERIES 1996A SUPPLEMENT


                           Dated as of April 25, 1996


                                       to


                                    INDENTURE


                           Dated as of August 1, 1992,
                       and amended through the date hereof


                           ---------------------------


                         7.00% GNMA-COLLATERALIZED BONDS
                        SERIES 1996A, DUE APRIL 30, 2027


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


                                TABLE OF CONTENTS

                                                                                                               Page


PRELIMINARY STATEMENT.............................................................................................1

GRANTING CLAUSES..................................................................................................1
         Section 1.        Certain Defined Terms..................................................................2
         Section 2.        Designation............................................................................2
         Section 3.        Payment Date...........................................................................3
         Section 4.        Accounting Date........................................................................3
         Section 5.        Regular Record Date....................................................................3
         Section 6.        Form of Bond...........................................................................3
         Section 7.        Aggregate Principal Amount.............................................................3
         Section 8.        Bond Interest Rate.....................................................................3
         Section 9.        Stated Maturity........................................................................3
         Section 10.       Reserve Fund...........................................................................3
         Section 11.       Requisite Amount of Reserve Fund.......................................................3
         Section 12.       Redemption Date........................................................................4
         Section 13.       Mandatory Redemptions..................................................................4
         Section 14.       Redemption at the Option of the Issuer; Issuer Redemption Date.........................4
         Section 15.       Notice of Redemption by Trustee Following
                                    Book Entry Termination........................................................4
         Section 16.       First Interest Accrual Date; First Interest Period.....................................4
         Section 17.       Deposit of First Due Date Receipts in Collection Account;
                                    Capitalized First Payment Date Deposit........................................5
         Section 18.       Denominations of Bonds.................................................................5
         Section 19.       Maintenance of the Trust Estate by the Trustee.........................................5
         Section 20.       Payment of Principal and Interest; Book Entry Procedures...............................5
         Section 21.       Transfer of Bonds......................................................................8
         Section 22.       Substitutions..........................................................................8
         Section 23.       Accounting by the Issuer and Reports by Independent Accountants........................9
         Section 24.       Expense Fund Amount....................................................................9
         Section 25.       Modification and Ratification of Indenture.............................................9
         Section 26.       Counterparts...........................................................................9
         Section 27.       GOVERNING LAW..........................................................................9


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         SERIES 1996A SUPPLEMENT dated as of April 25, 1996, between RAY ELLISON
MORTGAGE ACCEPTANCE CORP., a Texas corporation (together with its successor as provided in the Indenture referred to in this sentence, the "Issuer"), and The Bank of New York, as trustee (together with its successor as provided in the Indenture referred to in this sentence, the "Trustee") under an Indenture dated as of August 1, 1992, as amended through the date hereof, and as amended hereby (the "Indenture").

                              PRELIMINARY STATEMENT

         Section 2.03 of the Indenture provides, among other things, that the Issuer and the Trustee may at any time and from time to time enter into an indenture supplemental to the Indenture for the purpose of authorizing a Series of Bonds and to specify certain terms of each Series of Bonds. The Board of Directors, or a duly appointed committee thereof, of the Issuer has duly authorized the creation of a Series of Bonds with an aggregate principal amount of $12,500,000 to be known as the 7.00% GNMA-Collateralized Bonds, Series 1996A, due April 30, 2027 (the "Bonds"), and the Issuer and the Trustee are executing and delivering this Series 1996A Supplement in order to provide for the Bonds.

                                GRANTING CLAUSES

         The Issuer hereby Grants to the Trustee, in trust and as collateral security as provided in the Indenture, for the exclusive benefit of the Holders of the Bonds, all of the Issuer's right, title and interest in and to any and all benefits accruing to the Issuer from (a) the GNMA Certificates listed in Schedule A to this Series 1996A Supplement which the Issuer is causing to be delivered to the Trustee herewith and all amounts payable at any time after April 25, 1996 to the holders of such GNMA Certificates, together with all other GNMA Certificates as may, from time to time, be deposited with the Trustee to secure the Bonds, in accordance with the Indenture or the Series 1996A Supplement, (b) all moneys or instruments now or hereafter on deposit in, and all sums, including, without limitation, interest, due or to become due, on the Reserve Fund for the Bonds, and all present and future claims, demands, causes and chooses in action, choate and inchoate, and suits arising under or in connection with the Reserve Fund for the Bonds, (c) all moneys or instruments now or hereafter on deposit in, and all sums, including, without limitation, interest, due or to become due on, the Collection Account for the Bonds, and all present and future claims, demands, causes and chooses in action, choate and inchoate, and suits arising under or in connection with the Collection Account for the Bonds, (d) all moneys or instruments now or hereafter on deposit in, and all sums, including, without limitation, interest, due or to become due on, the Redemption Fund for the Bonds, and all present and future claims, demands, causes and chooses in action, choate and inchoate, and suits arising under or in connection with the Redemption Fund for the Bonds, (e) all present and future accounts, contract rights, goods, letters of credit, general cash and non-cash proceeds, and other rights arising from or by virtue of, the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the foregoing, and (f) all proceeds, of every kind and nature whatsoever, including, without limitation, proceeds of proceeds, and the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquidated property, to secure the Bonds equally and ratably without prejudice, priority or distinction between any Bond and any other Bond by reason of difference in time of issuance or otherwise, and to secure the payment of the principal of, and interest on, the Bonds in accordance with their terms, all of the sums payable under the Indenture or this Series 1996A Supplement with respect to the Bonds and compliance with the provisions of the Indenture

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and this Series 1996A  Supplement with respect to the Bonds,  all as provided in the Indenture and this Series 1996A Supplement.

         Section 1. Certain Defined Terms. All terms used in this Series 1996A Supplement which are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined otherwise in this Series 1996A Supplement or the context clearly requires otherwise. With respect to the Bonds, the following provisions shall govern the defined terms set forth below:

         "Applicable Overcollateralization Amount": As defined in Article One of the Indenture.

         "Book Entry Bonds": Unless an event resulting in Book Entry Termination (as described in this Section 1 and Section 2.15 of the Indenture) shall occur, the Bonds shall be Book Entry Bonds for which ownership and transfers of beneficial ownership interests shall be made through book entries by the Clearing Agency as described in Section 21 hereof; provided, that after Book Entry Termination, Definitive Bonds shall, after execution and delivery of a supplemental indenture containing any provisions which in the opinion of the Trustee and the Issuer are necessary for such purpose, be issued to the Beneficial Owners of Bonds Outstanding at the time of such Book Entry Termination, and such Bonds shall no longer be "Book Entry Bonds."

         "Expense Fund Amount":  As defined in Section 24 hereof.

         "Clearing Agency": The registered Holder of the single Bond evidencing the Bonds, initially issued as Book Entry Bonds. The initial Clearing Agency with respect to the Bonds shall be The Depository Trust Company, the nominee for which is CEDE & CO.

         "Letter Agreement": The Letter of Representations to The Depository Trust Company from the Trustee and the Issuer dated April 25, 1996, attached hereto as Exhibit C and incorporated herein by reference.

         "Maximum GNMA Collateral Value Percentage": At any date on which the Reserve Fund is not funded and the Issuer has GNMA Certificates on deposit with the Trustee to secure the Bonds in lieu of funding the Reserve Fund, the Maximum GNMA Collateral Value Percentage shall be 99.4200%.

         "Rating Agency":  Standard & Poor's Ratings Group.

         "Trust Estate": The Trust Estate securing the Bonds described in the Granting Clauses of this Series 1996A Supplement.

         Section 2. Designation. The Bonds shall be designated as the "7.00% GNMA-Collateralized Bonds, Series 1996A."

         Section 3. Payment Date. With respect to the Bonds, the last day of each month commencing with June 30, 1996 (or if the last day of any month is not a Business Day, the Business Day immediately following) shall be a "Payment Date" for all purposes of the Indenture and this

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Series 1996A  Supplement,  and the Accrual Period for each Payment Date shall be the calendar month preceding the month in which such Payment Date occurs (except that the initial Accrual Period shall be the period from the date of this Series 1996A Supplement through the last day of the calendar month preceding the month in which the initial Payment Date occurs).

         Section 4. Accounting Date. The twelfth Business Day of each calendar month, commencing in June 1995, shall be an "Accounting Date" for all purposes of the Indenture.

         Section 5. Regular Record Date. The last Business Day of the month preceding the month in which each Payment Date or Redemption Date, as the case may be, occurs shall be the "Regular Record Date" for such Payment Date, Redemption Date or Optional Redemption Date for all purposes of the Indenture.

         Section 6. Form of Bond. The form of each Bond shall be the form of bond set forth in Exhibit A attached hereto.

         Section 7. Aggregate Principal Amount. The aggregate principal amount of the Bonds that may be authenticated and delivered under this Series 1996A Supplement is limited to $12,500,000, which shall be evidenced by a single certificate registered in the name of "CEDE & CO.", the nominee for the Clearing Agency. In the event of a Book Entry Termination, Definitive Bonds shall be authenticated and delivered in the aggregate principal amount of the Bonds then outstanding, and thereafter, Bonds will be authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds pursuant to Section 2.06, 2.07, 2.08, 8.06, 9.02 or 9.11 of the Indenture or upon Book Entry Termination as provided in Section 2.15 of the Indenture.

         Section 8. Bond Interest Rate. The Bonds shall bear interest at the rate of 7.00% per annum (the "Bond Rate").

         Section 9. Stated Maturity. The Stated Maturity of the Bonds shall be April 30, 2027.

         Section 10. Reserve Fund. Notwithstanding Section 2.12(7) of the Indenture, the Reserve Fund for the Bonds shall initially be $0. The Issuer may, at any time, elect to fund the Reserve Fund by depositing with the Trustee either: (a) cash, (b) a Qualified Letter of Credit, which Qualified Letter of Credit must satisfy the requirements of item (7)(B) of Section 2.12 of the Indenture (a form of Qualified Letter of Credit is attached hereto as Exhibit
B), (c) a Qualified Surety Bond, or (d) a combination of cash and (i) a Qualified Letter of Credit or (ii) a Qualified Surety Bond, in any case such Qualified Letter of Credit, Qualified Surety Bond, cash or combination thereof shall be in an aggregate amount at least equal to the Requisite Amount of the Reserve Fund at such time.

         Section 11. Requisite Amount of Reserve Fund. With respect to the Bonds, at any time when the Reserve Fund is funded as described in Section 10, the "Requisite Amount of Reserve Fund" shall be 0.5834% of the aggregate principal amount of the Bonds then Outstanding.

         Section 12. Redemption Date. With respect to the Bonds, the last day of each month commencing with May 31, 1996 (or if the last day of the month is not a Business Day, the Business
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Day immediately following) shall be a "Redemption Date" for purposes of Sections
9.01 and 9.04 of the Indenture.

         Section 13. Mandatory Redemptions. On or before the twelfth Business Day of each month, commencing in May 1996, the Trustee will notify the Clearing Agency to determine the amount of Bonds for which requests for redemption by Bondholders have been accepted to determine the principal amount of Bonds, if any, which will be subject to Mandatory Redemption on such Redemption Date. If the Trustee determines that a Mandatory Redemption is necessary, a Mandatory Redemption will be conducted as provided in accordance with the Clearing Agency procedures outlined in the Letter Agreement attached hereto as Exhibit C. In the event of Book Entry Termination, the Trustee will select by random lot Bonds to be redeemed by mandatory redemption.

         Section 14. Redemption at the Option of the Issuer; Issuer Redemption Date.

         (a) The Issuer at its option may, on any Redemption Date (i) prior to the fourth anniversary of their issuance, if the aggregate principal amount of the Bonds then outstanding declines to 20% or less of their original aggregate principal amount, and (ii) at any time on or after the fourth anniversary of their issuance (any such Redemption Date being so designated in accordance with Section 9.05 of the Indenture to be an "Optional Redemption Date" for the purposes of such Section), redeem all or a portion of the Bonds then outstanding, as provided in Article IX of the Indenture and this Section.

         (b) In the event of an optional redemption pursuant to this Section 14 and Section 9.05 of the Indenture, the Issuer shall notify the Trustee, in accordance with the requirements of Section 9.08 of the Indenture, at least twenty (20) days prior to the Optional Redemption Date on which the optional redemption will be conducted. Following such notice from the Issuer, the Trustee will notify the Clearing Agency (by certified mail) at least fifteen (15) days prior to such Issuer Redemption Date.

         Section 15. Notice of Redemption by Trustee Following Book Entry Termination. In the event that a Book Entry Termination occurs hereunder, notice of redemption at the option of the Issuer pursuant to Section 9.05 of the Indenture, respectively, shall be given by first-class mail, postage prepaid, and mailed not less than ten (10) days prior to the respective Optional Redemption Date, as the case may be, to each Holder, as of the applicable Regular Record Date, of the Bonds to be so redeemed, at the address of each such Holder appearing in the Bond Register.

         Section 16. First Interest Accrual Date; First Interest Period. It is expressly understood that the Pre-Issue Due Date for each of the GNMA
Certificates granted hereunder shall be the day occurring in April 1996 which would be a due date for such GNMA Certificate if such GNMA Certificate were issued and granted at a sufficiently early date. The First Interest Accrual Date for the Bonds shall be April 25, 1996. The number of days for which interest shall be payable, from such First Interest Accrual Date to the end of the period for which interest is payable on the First Payment Date, shall be thirty-six
(36) days, and the interest then due on the Bonds will be $87,500.


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         Section 17.  Deposit of First Due Date Receipts in Collection  Account;
Capitalized First Payment Date Deposit. It is expressly understood and provided that the Combined P&I to be due to be received on May 15, 1996 with respect to GNMA I Certificates, or May 20, 1996 with respect to GNMA II Certificates, Granted hereunder (the record date for determining the payee of which is in May), shall, upon receipt, be deposited in the Collection Account for the Bonds and transferred therefrom on May 31, 1996, first in accordance with clauses (iv) and (v) of Section 7.06(d) of the Indenture and then in accordance with Section 7.06(e) of the Indenture; provided, however, that such transfer may be made at any earlier time in one or more installments upon receipt of an Issuer Request therefor, each such installment to take into account the previous installments, if any, in determining how much is to be transferred to each specific location; and provided further that there shall in any event remain in the Collection Account for the Bonds an amount equal to $14,100.00 in lieu of the Issuer's making any deposit in the Collection Account for the Bonds as the Capitalized First Payment Date Deposit required under Section 2.12(10) of the Indenture.

         Section 18. Denominations of Bonds. The Bonds are Book Entry Bonds which shall be evidenced by a single Definitive Bond certificate representing the entire aggregate principal amount of the Bonds as set forth in Section 7 hereof, beneficial ownership of which may be held in denominations of $1,000 and integral multiples thereof. The Bonds shall initially be registered on the Bond Register in the name of CEDE & CO., the nominee of the Clearing Agency. No Beneficial Owner will receive a Definitive Bond representing such Beneficial Owner's interest in the Bonds, except in the event of Book Entry Termination.

         Section 19.       Maintenance of the Trust Estate by the Trustee.

         (a) The Trustee will maintain possession of the documents, certificates and other instruments evidencing the assets comprising the Trust Estate within the States of Texas and New York and will not cause such assets to lose their separate identity or to be commingled or merged with any assets not comprising the Trust Estate.

         (b) The Trustee will maintain all cash held in the Collection Account, Reserve Fund and/or Redemption Fund in trust accounts maintained with the corporate trust department, rather than the commercial banking side, of the Trustee.

         Section 20.       Payment of Principal and Interest; Book Entry
 Procedures.

         (a) Interest on the current principal amount (before giving effect to payments of principal due upon redemption on any Redemption Date which is also a Payment Date) of each Outstanding Bond to be paid on any Payment Date shall be the amount accrued thereon at the Bond Interest Rate for the related Accrual Period and if such Payment Date is the Redemption Date (other than May 31, 1996) on which the Bond matures or is redeemed, an additional 30 days' interest at the Bond Interest Rate on the entire or any portion of the principal amount of the Bond so paid at maturity or redemption. If a Bond matures or is redeemed on May 31, 1996, the holder of such Bond will receive 36 days' interest at the Bond Interest Rate.

         (b) Each payment of principal of and interest on the Bonds shall be paid by the Trustee to the Clearing Agency, which shall credit the amount of such payments to the accounts of its

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Clearing  Agency  Participants in accordance  with its normal  procedures.  Each
Clearing Agency Participant shall be responsible for disbursing such payments to the Beneficial Owners of the Book Entry Bonds that it represents and to each
indirect   participating   brokerage  firm  (a  "brokerage  firm"  or  "indirect
participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Beneficial Owners of the Book Entry Bonds that it represents. All such credits and disbursements are to be made by the Clearing Agency and the Clearing Agency Participants in accordance with the provisions of the Bonds. Except with respect to the payment of principal of and interest on the Bonds to the Clearing Agency or except as otherwise provided by law, neither the Trustee, the Bond Registrar nor the Issuer shall have any responsibility for such payments described in this subsection (b).

         (c) Unless the Trustee has been notified otherwise by the Clearing Agency to the contrary with respect to its rules and practices for the Book Entry Bonds, the Trustee shall comply with (i) the provisions of the form of the Bonds as set forth in Exhibit A hereto, (ii) the provisions of the Letter Agreement as set forth in Exhibit C hereto, and (iii) the following additional procedures relating to the Book Entry Bonds:

         (a) The Trustee shall maintain a list of Deceased Holders of which the Trustee has received notice and shall require a death certificate as evidence of the holding of Book Entry Bonds by a Deceased Holder (it being understood that all death certificates received by the Trustee with respect to requests for redemption shall be presumed to be legally valid and further that the Trustee not be under any duty, express or implied, to determine independently the occurrence of the death of a Deceased Holder but may rely conclusively upon documentation delivered to it pursuant to this subsection).

         (b) In determining the Book Entry Bonds to be redeemed at the request of Beneficial Owners pursuant to Section 9.01 of the Indenture on any Redemption Date, the Trustee shall follow the order of the time-stamped requests for redemption received by the Trustee from the Clearing Agency, subject to the priorities set forth below (it being understood that the Trustee may rely conclusively and be fully protected in relying upon the authenticity of such requests for redemption and that the Trustee shall not be liable for any delay in delivery of requests for redemption by the Clearing Agency or any Clearing Agency Participant). For a request for redemption to be honored with respect to a Redemption Date, it must be received by the Clearing Agency on a Tender Date but not later than the last Tender Date of the month in which the Redemption Date occurs.

         (c) Section 9.01(b) of the Indenture shall be amended and restated to provide that principal payments allocated to the Book Entry Bonds will be allocated on the Redemption Date by the Trustee as follows: first, to Clearing Agency Participants on behalf of Deceased Holders in the order that such Deceased Holders' time-stamped requests for such redemption have been received by the Clearing Agency until each Deceased Holder requesting redemption through a Clearing Agency Participant has received an initial priority principal distribution of up to $100,000 with respect to the Book Entry Bonds held by such Deceased Holder; second, to Clearing Agency Participants on behalf of other Beneficial Owners in the order that such Beneficial Owners' requests for redemption have been received until each Beneficial Owner requesting redemption through a Clearing Agency Participant has received

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



an initial priority principal distribution of up to $10,000 with respect to such Beneficial Owner's Book Entry Bonds; third, to Clearing Agency Participants on behalf of Deceased Holders owning Bonds in excess of such $100,000 limitation in the order that such time-stamped requests for redemption have been received by the Clearing Agency and without limitation as to the principal amount which may be so redeemed; and fourth, to Clearing Agency Participants on behalf of other Beneficial Owners owning Bonds in excess of $10,000 limitation in the order that such time-stamped requests for redemption have been received by the Clearing Agency and without limitation as to the principal amount which may be so redeemed.

         (d) If any Bond, for which redemption was requested, is not redeemed on the Redemption Date for which such request was initially submitted, a request for redemption will remain in effect on each subsequent Redemption Date until the subject Bonds have been redeemed or until written notice is submitted withdrawing such request for redemption. In order to be effective for any particular Redemption Date, a withdrawal notice must be received by the Trustee on a Tender Date but not later than the last Tender Date of the month in which the Redemption Date occurs.

         (e) With respect to a Mandatory Redemption pursuant to Section 9.04 of the Indenture and Section 13 hereof, on any Redemption Date, the Trustee shall notify the Clearing Agency of the amount of such excess prior to the 10th Business Day preceding the Redemption Date to the extent possible but in no event later than the 18th calendar day of the month in which such Redemption Date occurs. The Clearing Agency shall select Book Entry Bonds to be redeemed by Mandatory Redemption by random lot in accordance with its rules, among the Clearing Agency Participants, based upon the assumption that each Clearing Agency Participant holds individual $1,000 Bonds aggregating the full principal amount of that Clearing Agency Participant's holdings.

         (f) Notwithstanding the second to the last sentence of Section 9.01(c) of the Indenture, as soon as possible, the Trustee shall notify the Clearing Agency and those Clearing Agency Participants whose requests for redemption are to be honored in accordance with the priorities set forth in paragraph (c) of this subsection. The notice shall include (A) the names of the Clearing Agency Participants, indirect participating firms and Beneficial Owners (including account numbers thereof if provided upon submission of the original redemption requests to the Trustee) whose Book Entry Bonds are to be redeemed, (B) the amount of each such Person's Book Entry Bonds to be redeemed and (C) the aggregate amount of principal required to be paid on the Bonds on the related Redemption Date. The notice must be received by the Clearing Agency seven (7) Business Days prior to the related Redemption Date (or two (2) Business Days prior to the related Redemption Date if electronic).

         (g) The Bonds shall at all times, prior to Book Entry Termination, remain registered in the name of the Clearing Agency or its nominee and at all times: (A) registration of the Bonds may not be transferred by the Trustee or the Bond Registrar except to another Clearing Agency; (B) the Clearing Agency shall maintain book entry records with respect to the Clearing Agency Participants' ownership and transfers of such

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



Book Entry Bonds; (C) ownership and transfers of registration of the Book Entry Bonds on the books of the Clearing Agency shall be governed by applicable rules established by the Clearing Agency; (D) the Clearing Agency may collect its usual and customary fees, charges and expenses from its Clearing Agency Participants; and (E) the Trustee may rely and shall be fully protected in relying upon information furnished by the Clearing Agency with respect to its Clearing Agency Participants and furnished by the Clearing Agency Participants with respect to indirect participating firms and their direct or indirect Beneficial Owners.

         (h) Whenever the vote or consent of the Holders of the Bonds is solicited or may be given pursuant to the Indenture, the Clearing Agency shall vote the percentage of the aggregate principal amount of the Bonds then Outstanding and held by the Clearing Agency that evidences the Book Entry Bonds of each Beneficial Owner in accordance with the written instructions received by the Clearing Agency from the Clearing Agency Participant through which each Beneficial Owner owns his Book Entry Bonds. The Trustee or Issuer shall establish a record date for the purposes of such vote or consent and to the extent possible shall provide the Clearing Agency not less than 15 days notice of such record date prior to the date thereof.

         (i) To the extent that the Letter of Representations provides that the Issuer or the "Agent" shall provide certain information to or comply with certain procedures required by the Clearing Agency under said Letter, the Trustee (as "Agent") shall provide such information or perform such functions unless the Issuer and Trustee shall agree otherwise.

The inclusion of the above procedures relating to the Book Entry Bonds in this Series 1996A Supplement shall in no way be construed as imposing upon the Trustee, the Bond Registrar or the Issuer any liability or responsibility for compliance with such procedures by the Clearing Agency, any Clearing Agency Participant or any brokerage firm.

         Section 21. Transfer of Bonds. All transfers by Beneficial Owners of Book Entry Bonds shall be made in accordance with the procedures established by the Clearing Agency Participant or brokerage firm representing such Beneficial Owner. Each Clearing Agency Participant shall only transfer Book Entry Bonds of Beneficial Owners it represents or brokerage firms for which it acts as agent in accordance with the Clearing Agency's normal procedures.

         Section 22. Substitutions. In addition to the provisions of the Indenture, with particular reference to Sections 2.13 and 7.12, substitutions, withdrawals and deposits of GNMA Certificates are subject to the following onditions:

         (a) All GNMA Certificates initially securing the Bonds must bear interest at rates ranging from 6.5% to 9.0% per annum.

         (b) All GNMA Certificates must have maturity dates no earlier than January 1, 2016 and no later than April 1, 2032. Any payments of principal and interest due to be received on any GNMA Certificates after April 30, 2027 the Stated Maturity date of the Bonds, will not be included in the calculation of GNMA Collateral Value.


DAL02:32729.1
                                                       - 8 -

         (c) The GNMA Collateral Value of the total pool of GNMA Certificates securing the Bonds may not, at any time, exceed 106% of the GNMA Collateral Value then required to be maintained to secure the Bonds pursuant to the provisions of the Indenture and this Series 1996A Supplement.

         Section 23. Accounting by the Issuer and Reports by Independent Accountants.

         (a) The Issuer shall make the calculations required pursuant to Section 7.10(b) of the Indenture on or before a date each year which is within ten (10) Business Days following March of each calendar year, commencing with March, 1997, so long as any Bonds remain outstanding.

         (b) Pursuant to Section 7.12(b) of the Indenture, the Issuer, or the Trustee on behalf of the Issuer, shall direct the firm of Independent Accountants appointed pursuant to Section 7.11(a) of the Indenture to deliver to the Trustee the reports required by Section 7.11(b) of the Indenture annually, on a date which is within 45 days after March of each calendar year, commencing with March, 1997 so long as any Bonds remain outstanding. Each such report shall
(i) recalculate and verify the GNMA Collateral Value of the GNMA Certificates pledged to secure the Bonds as determined by the Issuer pursuant to Section 7.10(b) for the last Accounting Date in such annual period and (ii) recalculate the Issuer's most recent determinations made pursuant to Section 7.10(b), and indicate that such amounts are mathematically correct. In all other respects such reports of Independent Accountants will be delivered in accordance with the provisions of Section 7.11 of the Indenture.

         Section 24. Expense Fund Amount. The "1996A Expense Fund Amount" initially shall be $14,300.00 which amount shall be deposited with the Trustee as of April 25, 1996.

         Section 25. Modification and Ratification of Indenture. The Indenture as modified and supplemented by this Series 1996A Supplement with respect to the Bonds (but which modification and supplement shall not apply to any other Series of Bonds unless otherwise specified in the related Series Supplement) is in all respects ratified and confirmed, and the Indenture as so modified and supplemented by this Series 1996A Supplement shall be read, taken and construed as one and the same instrument.

         Section 26. Counterparts. This Series 1996A Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         Section 27. GOVERNING LAW. THIS SERIES 1996A SUPPLEMENT AND EACH BOND ISSUED HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND
GOVERNED BY THE LAWS OF THE STATE OF TEXAS APPLICABLE TO
AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

DAL02:32729.1
                                                       - 9 -

         IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Series 1996A Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

RAY ELLISON MORTGAGE ACCEPTANCE CORP.



By:
    Jack Biegler, President



STATE OF TEXAS                 ss.
                               ss.        ss.
COUNTY OF DALLAS               ss.

     The foregoing instrument was acknowledged before me this 25th day of April, 1996, by Jack Biegler, President of Ray Ellison Mortgage Acceptance Corp., a Texas corporation, on behalf of said corporation.



                                  Notary Public


DAL02:32729.1
                                                      - 10 -

THE BANK OF NEW YORK, as Trustee

By:  The Bank of New York Trust Company of
     Florida, N.A., Agent



     By:
          Tamara Ellis, Assistant Vice President


STATE OF TEXAS                  ss.
                                ss.           ss.
COUNTY OF DALLAS           ss.

         The foregoing instrument was acknowledged before me this 25th day of April, 1996 by Tamara Ellis of The Bank of New York Trust Company of Florida, N.A., as Agent for The Bank of New York, on behalf of said entity.




Notary Public




04/25/96   (10:11 am)
2572/16534-64777

DAL02:32729.1
                          - 11 -

                                    EXHIBIT A

                              [Begins on Next Page]

DAL02:32729.1

PRINCIPAL OF THIS BOND IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


THIS BOND IS A GLOBAL BOND REPRESENTING THE OWNERSHIP OF THE ENTIRE CLASS OF SECURITIES REFERRED TO BELOW. REGISTRATION OF ANY TRANSFER OF OWNERSHIP OF THIS BOND MAY BE MADE ONLY IN WHOLE AND ONLY TO AN ENTITY THAT IS A "CLEARING CORPORATION" AS DEFINED IN SECTION 8.102(c) OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF TEXAS.


                      RAY ELLISON MORTGAGE ACCEPTANCE CORP.



                  7.00% GNMA-COLLATERALIZED BOND, SERIES 1996A
                               DUE APRIL 30, 2027
                          ACCRUAL DATE: APRIL 25, 1996



$12,500,000                R-1                     CUSIP NO. 754555  DR8


         Ray Ellison Mortgage Acceptance Corp., a corporation duly organized and existing under the laws of the State of Texas (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($12,500,000) on or before April 30, 2027 (the "Stated Maturity"), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount of this Bond outstanding from time to time from April 25, 1996 (the "Accrual Date"), or such later date to which interest has been paid, until the principal amount of this Bond is paid in full, at the rate of seven percent (7.00%) per annum, such interest being payable monthly on the last day of each calendar month in each year, or the immediately succeeding Business Day, as set forth in (a), (b) and (c) below, commencing on June 30, 1996 (the "Payment Dates"), except that thirty-six (36) days' interest will be payable with respect to any portion of this Bond redeemed on May 31, 1996. Principal payments on this Bond will be made in the form of redemptions commencing on May 31, 1996, or the immediately succeeding Business Day, and on each monthly Payment Date thereafter (each such date being a "Redemption Date"). Principal payments will be made as described on the reverse hereof.

         Interest payable on this Bond on any Payment Date will be equal to the amount of interest that has accrued during the related monthly period (each an "Accrual Period") beginning on the first day of the month preceding the month in which such Payment Date occurs (or on the Accrual Date in the case of the first Payment Date) and ending on the last day of the month preceding the month

DAL02:32341.1
in which such Payment Date occurs. The rate of interest on this Bond at the rate and computed as described above, is referred to herein as the "Interest Rate."

         The interest on this Bond (other than interest paid with respect to the portion of this Bond that is redeemed on May 31, 1996 which shall be payable as described previously), calculated as set forth in the preceding paragraph, shall be due and payable in the following manner:

                  a. Interest at the Interest Rate from the Accrual Date for the thirty-six (36) day period beginning on such date and ending May 31, 1996 shall be due and payable on June 30, 1996;

                  b.Thirty (30) days' interest at the Interest Rate shall be due and payable on the second Payment Date and each Payment Date thereafter, in each case for the related Accrual Period; and

                  c. Thirty (30) days' interest at the Interest Rate shall be payable on the Payment Date on which this Bond matures or (if earlier) is redeemed, on the entire or any portion of principal of this Bond that then matures or is then redeemed, from the end of the Accrual Period related to such Payment Date to such Payment Date, in addition to interest then payable as described in clauses (a) and (b) above, as the case may be.

         The interest payable on any Payment Date, other than interest payable on this Bond (or any portion hereof) on the Payment Date on which this Bond (or such portion) matures or is redeemed, will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Bond is registered on the Regular Record Date for such Payment Date, which shall be the close of business on the last business day of the month immediately preceding the calendar month in which such Payment Date occurs (such persons being referred to herein as "Bondholders" or "Holders"). Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder as of the Regular Record Date, and shall be paid to the Holder of this Bond (i) as of the Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Bondholders not less than 10 days prior to such Special Record Date, or (ii) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Bond may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.


         The principal of and interest on this Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Bond shall be applied first to interest due and payable on the Bond as provided above and then to the unpaid principal of this Bond. Any installment of principal or interest which is not paid when and as due shall bear interest at the rate of interest borne by the principal of this Bond from the date due to the date of payment thereof, but only to the extent that payment of such interest shall be lawful and enforceable.


DAL02:32341.1

         No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional to the extent permitted by applicable law, to pay the principal of and interest on this Bond at the times, place and rate, and in the coin or currency, herein prescribed.

         Reference is made to the further provisions of this Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Bond shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.



DAL02:32341.1

         IN WITNESS WHEREOF, Ray Ellison Mortgage Acceptance Corp. has caused this instrument to be signed, manually or in facsimile, by its President or a Vice President and by its Secretary or an Assistant Secretary and a facsimile of its corporate seal to be imprinted hereon.

                                       RAY ELLISON MORTGAGE ACCEPTANCE CORP.



                                                   By: /s/Jack Biegler
                                                             President



ATTEST:



By:/s/Locksley Simmons
     Assistant Secretary


This is one of the Bonds referred to in the within mentioned Indenture.

         THE BANK OF NEW YORK, as Trustee

         By:      The Bank of New York Trust Company of
                  Florida, N.A., Agent



                  By:
                       Tamara Ellis, Assistant Vice President



                  Dated:________________________



DAL02:32341.1

                           Series 1996A/Reverse Page 1


                      RAY ELLISON MORTGAGE ACCEPTANCE CORP.
                            GNMA-COLLATERALIZED BOND

         This Bond is one of a duly authorized issue of Bonds of the Issuer, designated as its GNMA-Collateralized Bonds (herein called the "Bonds"), issued and to be issued in one or more series, and is one of the series of Bonds designated on the face hereof (herein called the "Series"), which Series has been authorized and issued under a Series 1996A Supplement dated as of April 25, 1996 to the Indenture dated as of August 1, 1992, as amended through April 25, 1996 (the Indenture, as amended, together with the Series 1996A Supplement constitute one and the same instrument and are herein, collectively and as amended or supplemented from time to time as set forth in the Indenture, referred to as the "Indenture") each as between the Issuer and The Bank of New York, as trustee (the "Trustee"), which term includes any successor Trustee under the Indenture, and reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Trustee and the Holders of the Bonds, and the terms upon which the Bonds are, and are to be, authenticated and delivered. All terms used in this Bond which are defined in the Indenture shall have the meanings assigned to them in the Indenture (except that the term "Bonds" shall refer to the Bonds of this Series unless otherwise indicated herein).

         As provided in the Indenture, the Bonds of this Series are equally and ratably secured by the collateral pledged as security therefor to the extent provided by the Indenture, and the Holders of such Series of Bonds have no rights with respect to any of the collateral pledged as security for any other series.

         Except in the event of Book Entry Termination, beneficial ownership interests in this Series of Bonds (which are issuable in registered form only to the Clearing Agency in a denomination representing the entire aggregate principal amount of the Bonds of this Series) may be held by Beneficial Owners (as defined below) only in registered book entry form (a "Book Entry Bond") through the Holder hereof and its participating member firms. This Bond evidences, in the aggregate, all of the Outstanding Book Entry Bonds, and the Holder hereof, by its acceptance of this Bond, certifies that it is eligible to serve as Clearing Agency under the Indenture and agrees to be bound by, and to comply with, all of the provisions of this Bond and the Indenture relating to the Book Entry Bonds (the "Book Entry Procedures").

         Principal payments on the Book Entry Bonds will be applied first to redemption of the Book Entry Bonds at the request of Beneficial Owners and then to mandatory redemption of the Book Entry Bonds as described below. Notwithstanding the foregoing, any amounts required to be paid as principal of the Book Entry Bonds that are in excess of an integral multiple of $1,000 shall be retained in the Redemption Fund until the following Redemption Date. The entire unpaid principal amount of the Book Entry Bonds shall be due and payable, if not then previously paid, on the Stated Maturity.

         The Book Entry Procedures, which each Holder of this Bond by its acceptance hereof agrees to and shall be bound by, are as follows:


DAL02:32341.1

                           Series 1996A/Reverse Page 2


                  a. Beneficial ownership of an interest in a Book Entry Bond by any Person (a "Beneficial Owner") may be held through entries on the records of brokerage firms maintaining an account of the Beneficial Owner for such purpose. In turn, each brokerage firm's interest in this Bond will be recorded on the records of the Clearing Agency or of another bank or brokerage firm that participates in the book entry system maintained by the Clearing Agency (a "Clearing Agency Participant") and acts as agent for such brokerage firm if the Beneficial Owner's brokerage firm is not a Clearing Agency Participant. In accordance with its normal procedures, the Clearing Agency shall record the positions held by each Clearing Agency Participant in the Book Entry Bonds, whether held for its own account or as a nominee for another person.

                  b. Each payment of principal of and interest on this Bond will be paid by the Trustee to the Clearing Agency. The Clearing Agency shall credit the amount of such payments to the accounts of the applicable Clearing Agency Participants in accordance with its normal procedures. Each Clearing Agency Participant shall be responsible for disbursing such payments to the Beneficial Owners of the Book Entry Bonds that it represents, and to each brokerage firm for which it acts as agent. Each such brokerage firm shall be responsible for disbursing funds to the Beneficial Owners of the Book Entry Bonds that it represents. Except with respect to the payment of principal of and interest on this Bond to the Clearing Agency or except as otherwise provided by law, neither the Trustee, the Issuer nor the Bond Registrar shall have any responsibility for such payments described in this subparagraph (b).

                  c. With respect to the right of redemption at the request of the Bondholders, a Beneficial Owner of Book Entry Bonds may request that one or more of such Beneficial Owner's Book Entry Bonds be redeemed at the earliest opportunity subject to the limitations on the amount of such redemption described below. A request for redemption may be submitted to the brokerage firm that maintains such Beneficial Owner's account in the Book Entry Bonds. That firm will in turn be responsible for making the request to the Clearing Agency. The Clearing Agency will time-stamp each request for redemption as received, subject to such reasonable procedures as it may establish with respect to determining the order of receipt of requests received on the same day. The Clearing Agency will promptly forward such time-stamped requests for redemption to the Trustee. A Beneficial Owner shall be permitted to withdraw his request for redemption by notifying the brokerage firm that maintains his account in the Book Entry Bonds. The Clearing Agency and the Clearing Agency Participants may require that in order for a request for redemption, or withdrawal of any request for redemption, to be honored with respect to a Redemption Date, it must be received by the Clearing Agency (in the case of a request for redemption) and by the Trustee (in the case of a withdrawal of a request for redemption) on a Tender Date but not later than the last Tender Date of the month in which such Redemption Date occurs.



DAL02:32341.1

                           Series 1996A/Reverse Page 3


                  d. With respect to a mandatory redemption, if the Trustee notifies the Clearing Agency, prior to the 10th Business Day preceding the Redemption Date to the extent possible but in no event later than the 18th calendar day of the month in which such Redemption Date occurs, that on such Redemption Date the amount available in the Redemption Fund with respect to such Redemption Date is in excess of the aggregate principal amount of the Book Entry Bonds for which timely requests for redemption have been delivered to the Trustee, the Clearing Agency shall select Book Entry Bonds to be redeemed in accordance with its then applicable established random lot procedures and the other established procedures of the Clearing Agency Participants and indirect brokerage firms representing the Beneficial Owners of the Book Entry Bonds. Such procedures may provide for the redemption in part of any Book Entry Bond having a denomination in excess of $1,000. The Clearing Agency shall give notice to those Clearing Agency Participants whose Book Entry Bonds have been so selected for redemption.

                  e. A Beneficial Owner of a Book Entry Bond shall be entitled to transfer Beneficial Ownership of such Book Entry Bond only upon compliance with the procedures established by the Clearing Agency Participant representing such Beneficial Owner or the brokerage firm representing such Beneficial Owner, if any. Each Clearing Agency Participant shall only transfer Book Entry Bonds of Beneficial Owners it represents, or brokerage firms for which it acts as agent, in accordance with the Clearing Agency's normal procedures. Except in the event of Book Entry Termination, no Beneficial Owner shall be entitled to receive a certificated Bond evidencing ownership of his Book Entry Bond.

                  f. Whenever the vote or consent of the Holders of the Bonds is solicited or may be given pursuant to the Indenture, the Clearing Agency shall vote the percentage of the aggregate principal amount of this Bond then Outstanding that evidences the Book Entry Bonds of each Beneficial Owner in accordance with the written instructions received by the Clearing Agency from the Clearing Agency Participant through which each Beneficial Owner owns his Book Entry Bonds. The Trustee or Issuer shall establish a record date for the purposes of such vote or consent and to the extent possible shall provide the Clearing Agency not less than 15 days notice of such record date prior to the date thereof.

The above-referenced Book Entry Procedures have been included in this Bond solely for the purpose of setting forth the rights of the Beneficial Owners of the Book Entry Bonds with respect to the holding of each Bond by the Clearing Agency and the Clearing Agency Participants, and the inclusion of such Book Entry Procedures in this Bond shall in no way be construed as imposing upon the Trustee, the Bond Registrar or the Issuer any liability or responsibility for compliance with such Book Entry Procedures by the Clearing Agency, any Clearing Agency Participant or any brokerage firm.

         If the aggregate principal amount of the Book Entry Bonds for which timely requests for redemption have been submitted exceeds the amount available in the Redemption Fund with respect to any Redemption Date, principal payments allocated to the Book Entry Bonds will be allocated on such Redemption Date by the Trustee as follows: first, to Clearing Agency Participants on behalf of Deceased Holders in the order that such Deceased Holders' time-stamped requests for such

DAL02:32341.1

                           Series 1996A/Reverse Page 4


redemption have been received by the Clearing Agency until each Deceased Holder requesting redemption through a Clearing Agency Participant has received an initial priority principal distribution of up to $100,000 with respect to the Book Entry Bonds held by such Deceased Holder; second, to Clearing Agency Participants on behalf of other Beneficial Owners in the order that such Beneficial Owners' requests for redemption have been received until each Beneficial Owner requesting redemption through a Clearing Agency Participant has received an initial priority principal distribution of up to $10,000 with respect to such Beneficial Owner's Book Entry Bonds; third, to Clearing Agency Participants on behalf of Deceased Holders in excess of such $100,000 limitation in the order that such time-stamped requests for redemption have been received by the Clearing Agency and without limitation as to the principal amount which may be so redeemed; and fourth, to Clearing Agency Participants on behalf of other Beneficial Owners in excess of such $10,000 limitation in the order that such time-stamped requests for redemption have been received by the Clearing Agency and without limitation as to the principal amount which may be so redeemed. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Holder of the Book Entry Bond and the entire principal amount of the Book Entry Bond so held will be subject to priority in redemption, and the death of a person who, during his lifetime, was entitled to substantially all of the beneficial interests of ownership of a Book Entry Bond will be deemed to be the death of the Holder of such Book Entry Bond, regardless of the registered Holder of such Book Entry Bond, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife, and in trust arrangements and certain other arrangements where a person has substantially all of the beneficial ownership interest in the Book Entry Bond during his or her lifetime. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Book Entry Bond and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto.

         Payments of interest on this Bond due and payable on each Payment Date, together with any installment of principal of this Bond due and payable on each Payment Date which is also a Redemption Date for this Bond to the extent not in full payment of this Bond, shall be made by check mailed to the Person whose name appears as the registered Holder of this Bond (or one or more Predecessor Bonds) on the Bond Register as of the Regular Record Date. Checks for amounts which include installments of principal due on this Bond shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Bond Register as of the applicable Record Date without requiring that this Bond be submitted for notation of payment and checks returned undelivered will be held for payment to the Person entitled thereto, subject to the terms of the Indenture, at the office or agency in the United States of America designated by the Issuer for such purpose pursuant to the Indenture. Any reduction in the principal amount of this Bond (or any one or more Predecessor Bonds) effected by any payments made on any Redemption Date shall be binding upon all Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not noted hereon. Notwithstanding the foregoing, so long as this Bond is registered in the name of the Clearing Agency or its nominee, as the representative of the Beneficial Owners, if so requested by the Clearing Agency, the principal of and interest on this Bond shall be payable by wire transfer of federal funds to the Clearing Agency or its nominee, except for the final payment due on Stated Maturity of this Bond, which as described

DAL02:32341.1

                           Series 1996A/Reverse Page 5


below shall be made only upon presentation and surrender of this Bond at the office or agency of the Trustee maintained for that purpose. Payment of the then remaining unpaid principal amount of this Bond on the Stated Maturity of its final installment of principal or on such earlier date as the Issuer shall be required to apply payments received with respect to the GNMA Certificates securing the Bonds of this Series to payment of the then remaining unpaid principal amount of this Bond, or to payment of the amount payable on any date as of which this Bond has been called for redemption in full, shall be made upon presentation of this Bond to the office or agency of the Trustee maintained for such purpose.

         If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Bonds, the Bonds may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the Stated Maturity of the final installment of principal of this Bond, the amount payable to the Holder of this Bond will be equal to the aggregate unpaid principal amount of this Bond on the date this Bond becomes so due and payable, together with accrued interest on such unpaid principal amount from the last day to which interest has been paid to the date of payment thereof. In all other circumstances, following the acceleration of the maturity of the Bonds, all amounts collected as proceeds of the collateral securing the Bonds or otherwise shall be applied, pro rata among all Bonds of this Series, without preference or priority, first to the payment of interest and then to the payment of amounts due with respect to principal.

         An Event of Default with respect to the Bonds of any other series issued under the Indenture, including any failure to make any payment of principal or interest with respect thereto when and as due, will not be an Event of Default with respect to the Bonds of this Series.

         The Bonds of the Series may be redeemed at the option of the Issuer, in whole or in part, at any time or from time to time on any Redemption Date (i) prior to the fourth anniversary of their issuance, if the outstanding aggregate principal amount of the Bonds of the Series declines to 20% or less of their original aggregate principal amount, and (ii) at any time on or after the fourth anniversary of their issuance. The amount paid upon such optional redemption shall equal 100% of the unpaid principal amount of the Bonds to be redeemed, plus accrued interest to the date of such optional redemption.

         If provision is made for the redemption and payment of this Bond in accordance with the Indenture, the portion of the principal amount of this Bond so redeemed shall thereupon cease to bear interest from and after the date set for such redemption.

         As provided in the Indenture and subject to certain limitations therein set forth (including without limitation the requirement that the transferee be eligible to serve as Clearing Agency), the transfer of this Bond may be registered on the Bond Register of the Issuer, upon surrender of this Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon a single new Bond representing the entire aggregate principal amount of the Bonds then Outstanding, will be issued to the designated transferee or transferees.

DAL02:32341.1

                           Series 1996A/Reverse Page 6


         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Bonds under the Indenture at any time by the Issuer with the consent of the Holders of a majority in aggregate principal amount of Bonds at the time Outstanding (as defined in the Indenture) in case Outstanding Bonds of all series are to be affected, or with the consent of the Holders of a majority in aggregate principal amount of the Bonds at the time Outstanding of each series to be affected in case one or more, but less than all, of the series of Bonds then Outstanding are to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Bonds at the time Outstanding, and of Bonds at the time Outstanding of each series to be affected in case one or more, but less than all, such series are to be affected, on behalf of the Holders of all the Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Bond.

         The term "Issuer" as used in this Bond includes any successor under the Indenture.

         AS PROVIDED IN THE INDENTURE, THIS BOND AND THE INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

         No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Bond at the time, place and rate, and in the coin or currency, herein prescribed.


DAL02:32341.1

                           Series 1996A/Reverse Page 7



                               FORM OF ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto





Please print or typewrite address of assignee:




the  within  Bond of Ray  Ellison  Mortgage  Acceptance  Corp.  and does  hereby
irrevocably       constitute      and      appoint       _______________________
__________________________ attorney to transfer the said Bond on the books of the within named corporation, with full power of substitution in the premises.


Date:______________________
                                                     Notice:  The  signature  to
                                                     this    presentment    must
                                                     correspond with the name as
                                                     written  upon  the  face of
                                                     this    Bond    in    every
                                                     particular          without
                                                     alteration  or  enlargement
                                                     or  any  change   whatever,
                                                     except   with   respect  to
                                                     redemptions   of  Bonds  of
                                                     Deceased    Holders.    The
                                                     signature      must      be
                                                     guaranteed by an officer of
                                                     a  commercial  bank,  trust
                                                     company or by a member firm
                                                     of  the  New   York   Stock
                                                     Exchange     or     another
                                                     national         securities
                                                     exchange.    Notarized   or
                                                     witnessed   signatures  are
                                                     not acceptable.


04/24/96   (3:32pm)
2572/16534-64777

DAL02:32341.1

                                    EXHIBIT B

                              [Begins on Next Page]

DAL02:32729.1

                                   [EXHIBIT B]

                       [Form of Issuer's Letter of Credit]

                                          [Letterhead of                ]




___________ __, 199__


The Bank of New York, as Trustee under the
Indenture and the Series 1996A Supplement Referred to Below
10161 Centurion Parkway, 3rd Floor
Jacksonville, Florida  32256

Attention:  Corporate Trust Division

Re: Our Irrevocable Transferable Letter of Credit No. _____ for Reserve Fund
     Ray Ellison Mortgage Acceptance Corp., Series 1996A GNMA-Collateralized
     Bonds

Gentlemen:

         By order of our client, Ray Ellison Mortgage Acceptance Corp. ("REMAC"), we hereby open our Irrevocable Transferable Letter of Credit No. ________, in favor of _________________, as the trustee under the indenture referred to in the second paragraph hereof, for an amount not to exceed in the aggregate U.S. $________ (__________________*__________________), effective immediately and expiring at our _________________________ office, ______________________, on __________________, __________ unless earlier terminated as hereinafter provided.

         This Letter of Credit is relative to, but does not incorporate by such reference, that certain Indenture dated as of August 1, 1992, as amended through April 25, 1996 and as supplemented by the Series 1996A Supplement dated as of April 25, 1996, between Ray Ellison Mortgage Acceptance Corp. and you (the "Indenture"). We shall have no obligation or responsibility with respect to the performance of any term or provision of the Indenture or the fulfillment of any condition stated therein.

         Funds under this Letter of Credit are available from time to time to you as such trustee or to your successor as such trustee under the Indenture to whom this Letter of Credit shall be transferred by you as hereafter provided ("Trustee") against Trustee's sight draft(s) drawn on us, mentioning thereon our Credit No. ________. Each such draft must be accompanied by a written statement purportedly signed by an authorized officer of the Trustee stating as follows:
"(i) that the officer executing the certificates is a duly authorized officer of the drawer of the draft, (ii) that the drawer of the draft is the Trustee under the Indenture, and (iii) that the amount of the accompanying draft

DAL02:32744.1
                                                       - 1 -
represents  an amount for which  Trustee is  entitled,  pursuant to the terms of
Section 7.07 of the Indenture, to draw under the letter of credit referred to in such section of the Indenture."

         The  amount of this  Letter of Credit  may be reduced in the event that
(i) REMAC elects to deposit any amount of cash with the Trustee to fund all or a part of the Reserve Fund required to be maintained pursuant to the Series 1996A Supplement, dated April 25, 1996, between REMAC and the Trustee (the "Series Supplement") or (ii) the amount required to be maintained in the Reserve Fund is reduced for any reason, including without limitation (A) a reduction in the aggregate outstanding principal amount of the Series 1996A Bonds or (B) a reduction in the Requisite Amount of Reserve Fund, as defined in the Series 1996A Supplement. In either of the foregoing events this Letter of Credit may be reduced by an amount equal to the amount of cash so deposited or the amount by which the amount required to be maintained in the Reserve Fund is reduced, as the case may be. Any such reduction shall be made upon our receipt of a letter requesting reduction of this Letter of Credit by a stated amount, executed by both the Trustee and REMAC.

         We may at any time  terminate this Letter of Credit upon at least sixty
(60) days prior written notice to Trustee delivered via courier specifying that this Letter of Credit shall expire on a specified date not less than sixty (60) days from the date such notice is delivered via courier to Trustee, whereupon this Letter of Credit shall expire on such date with the same effect as if such expiration date had originally been set forth herein, provided, however, that upon Trustee's receipt of such notification, Trustee may draw one sight draft for any amount not greater than the unutilized balance of this Letter of Credit, mentioning thereon our Credit No. _________, and accompanied by a written statement purportedly signed by an authorized officer of Trustee stating as follows: "(i) that the officer executing the certificate is a duly authorized officer of the drawer of the draft, and (ii) that the drawer of the draft is the Trustee under the Indenture."

         The Trustee may, at any time, draw one sight draft for any amount not greater than the unutilized balance of this Letter of Credit, mentioning thereon our Credit No. _________, and accompanied by a written statement as follows:
"(i) that the officer executing the certificate is a duly authorized officer of the drawer of the draft, (ii) that the drawer of the draft is the Trustee under the Indenture, (iii) that the Trustee has been notified by REMAC that continued reliance on such letter of credit for the purpose or purposes for which it was originally delivered to the Trustee would result in a downgrading of a rating of the Series 1996A Bonds, and (iv) that REMAC has not replaced such letter of credit with a Qualified Letter of Credit within seven (7) days after the giving of the notice referred to in (iii)."

         This Letter of Credit may be transferred in its entirety for the then relevant amount to the Trustee's successor as trustee under the Indenture, and said transfer will become effective upon our receipt of (a) the original of this Letter of Credit, and (b) our transfer form properly filled out and signed by you.

         If we have received here at our _______________________________________
office,   _______________   ________________,   Attention:   ___________________
Trustee's sight draft(s) and statement(s) in conformity with the terms and conditions thereof, we will honor the same by payment in immediately available funds upon the due presentation and delivery of such documents. Where any date mentioned herein shall fall on a Saturday, Sunday or bank holiday, such date shall

DAL02:32744.1
                                                       - 2 -
be extended to ______ p.m. ____________ time on the next following day on which such office is open for business.


DAL02:32744.1
                                                       - 3 -

         This Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (______ Revision), International Chamber of Commerce Publication No. _____, and any amendments thereof, and to the extent the same are not applicable this Letter of Credit shall be governed by Article 5 of the Uniform Commercial Code of the State of Texas.

Very truly yours,



Authorized Signature



04/18/96   (3:14 pm)
2572/16534-64777

DAL02:32744.1
                            - 4 -

                                    EXHIBIT C

                              [Begins on Next Page]

DAL02:32729.1

                            Letter of Representations



                      Ray Ellison Mortgage Acceptance Corp.
                                 Name of Issuer

                        The Bank of New York, as Trustee
                                 Name of Trustee



                                                 April 25, 1996
                                                    Date


Attention:  General Counsel's Office
The Depository Trust Company
55 Water Street:  49th Floor
New York, NY 10041-0099

                  Re:  Ray Ellison Mortgage Acceptance Corp.
                          GNMA-Collateralized Bonds
                          Series 1996A


Ladies and Gentlemen:

    This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Trustee will act as trustee with respect to the Securities pursuant to an Indenture dated as of August 1, 1992, as amended through April 25, 1996, and as supplemented by a Series 1996A Supplement, dated April 16, 1996, relating to the Securities (the Indenture and Series 1996A Supplement are referred to collectively as the "Document"). Pursuant to an Underwriting Agreement dated August 13, 1992, as amended through April 25, 1996 (the "Underwriting Agreement") by and among the Issuer, Ray Ellison Mortgage Investment Corp., and Rauscher Pierce Refsnes, Inc., as representative of the several underwriters and a Terms Agreement dated April 16, 1996 (the "Terms Agreement") by and among the Issuer, Rauscher Pierce Refsnes, Inc. and the other underwriters, if any, named therein (collectively, the "Underwriters"), the Underwriters have agreed to purchase, and the Issuer has agreed to issue, the Securities. The Underwriters are distributing the Securities through the Depository Trust Company ("DTC").

    To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trustee make the following representations to DTC:

    1. Prior to closing on the Securities on April 25, 1996, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $150 million, one certificate will be issued with respect to any remaining principal amount. Each $150 million Security certificate shall bear the following legend:

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC). ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OF OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

    2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 3.

    3. The issuer will not disseminate invitations to beneficial owners of Securities to tender their Securities. However, beneficial owners may request redemption of their Securities as described in paragraphs 9 and 10 hereof and the Issuer may redeem Securities as described in paragraph 13 hereof.

    4. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

    5. Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2 business days prior to such payment date. Such notices, which shall also contain the current pool factor and Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or if by mail or by any other means to:

                                    Manager:  Announcements
                                    Dividend Department
                                    The Depository Trust Company
                                    7 Hanover Square: 22nd Floor
                                    New York, NY  10024-2695

    6. Interest on the Securities will be payable monthly on the last day of each month, or the immediately succeeding business day (each, a "Payment Date"), with respect to interest accrued on the Securities during the previous calendar month. Such monthly interest payments to be made on each respective Payment Date will be made to holders of record of the Securities as of the close of business on the last business day of the month preceding the month in which such Payment Date occurs (each, a "Record Date"). Interest payable on the initial Payment Date, June 30, 1996, will be with respect to 36 days interest accrued from April 25, 1996 through May 31, 1996.

    7. Interest payments shall be received by Cede & Co., as nominee of DTC or its registered assigns in same-day funds on each payment date (or the equivalent in accordance with existing arrangements between Inssuer or Trustee and DTC). Such payments shall be made payable to the order of Cede & Co. Absent any other existing arrangements, such payments shall be addressed as follows:



                                    Manager:  Cash Receipts
                                    Dividend Department
                                    The Depository Trust Company
                                    7 Hanover Square:  24th Floor
                                    New York, NY 10004-2695

    8. Securities Eligible for DTC's Next-Day Funds Settlement ("NDFS") System. Principal payments (redemption payments) shall be made in next-day funds by Trustee to Cede & Co., as nominee of DTC or its registered assigns on each payment date. Such payments shall be made payable to the order of Cede & Co., and shall be addressed as follows:

                                    NDFS Redemptions Manager
                                    Reorganization/Redemption Department
                                    The Depository Trust Company
                                    7 Hanover Square:  23rd Floor
                                    New York, NY 10004-2695

    9. To allow beneficial owners to tender for payment Securities pursuant to the Document. DTC will accept tender requests by means of Voluntary Offering Instructions (whether given in hardcopy form or via DTC's Participant Terminal System ("PTS") from Participants. DTC will accept such Instructions from the 1st through the 10th day of each month. DTC will time-stamp all Instructions that it received during such period and will promptly forward such Instructions to the Trustee. Participants that have submitted Instructions may withdraw such Instructions by sending written notice directly to the Trustee by means of Voluntary Offering Withdrawal Instructions (whether given in hard-copy form or via PTS). All such Withdrawal Instructions must be received by the Trustee on or prior to the 10th day of the month in which the payment occurs.

    10. In the event of a payment, the Trustee shall select Securities to be repaid from Instructions previously transmitted to it by DTC in the order that such Instructions were received by DTC (as evidenced by DTC's time-stamp on such Instructions) or as selected by lot. The Trustee shall notify DTC and those Participants whose Instructions have been accepted for payment of the aggregate principal amount of Securities to be repaid on behalf of each such Participant the names of any Indirect Participants, and the name and account number of each beneficial owner whose Securities have been accepted for redemption. Such information must be received by DTC 7 business days prior to the redemption date (2 business days prior if electronic). In the event that the aggregate principal amount of Securities required under the Document to be redeemed exceeds the aggregate principal amount of Securities for which Instruction have been submitted as evidenced by the Instructions held by the Trustee, the Trustee shall notify DTC of the amount of such excess to the extent possible prior to the 10th business day preceding the redemption date but in no event later than the 18th calendar day of the month in which such redemption date occurs. DTC will allocate such excess in accordance with its "Called Securities Procedures"( as described in DTC's Procedures) among the holdings of its Participants as of the close of business on the day prior to the date of such notification based upon the assumption that each Participant holds individual $1,000 Security units aggregating the full principal amount of that Participant's holdings. If such method of selection of Securities to be redeemed is necessary, DTC will notify those of its Participants whose holdings have been so selected for redemption on the forthcoming redemption date by the 23rd day of the month in which such payment date occurs. DTC will process such redemptions in accordance with its current Rules and procedures subject to change from time to time.

    11. Notices to DTC pursuant to Paragraphs 9 and 10 shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094 and receipt of such notices shall be confirmed by telephoning (212) 709-1470. Notices to DTC pursuant to Paragraphs 9 and 10 by mail or by any other means shall be sent to
Manager: Puts Security Unit: Reorganization Department at the address set forth in Paragraph 3.

     12. DTC may direct Issuer or Trustee to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

    13. In the event of a mandatory or a redemption at the option of beneficial owner necessitating a reduction in the aggregate principal amount of Securities outstanding, DTC,. in its discretion: (a) may request Trustee to issue and authenticate a new Security certificate: or (b) shall make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal after notifying the Trustee thereof and obtaining the concurrence of the Trustee to such amount (which amount shall be binding upon the Trustee, the Issuer, DTC and all Participants and beneficial owners) except in the case of final or full redemption in which case the certificate will be presented to Issuer or Trustee prior to payment, if required.

    14. The Document provides that Issuer may at its option redeem all of the Securities under certain circumstances set forth in the Document. In the event of an optional redemption by Issuer, Trustee shall notify DTC at least 15 days prior to the Issuer redemption date. Upon receipt, DTC will forward such notice to its Participants at least 12 days prior to such redemption date. In case of a partial redemption of the Securities at the option of the Issuer, DTC shall allocate the amount of principal so redeemed by random lot in accordance with its "Called Securities Procedures" among the holdings of its Participants as of the close of business on such date based upon the assumption that each Participant holds individual $1,000 Securities aggregating the full principal amount of the Participant's holdings. Notices to DTC pursuant to this Paragraph by telecopy shall be sent DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                      Manager: Call Notification Department
                                    The Depository Trust Company
                                    711 Stewart Avenue
                                    Garden City, NY 11530-4719

    15. Trustee shall send to Participants semi-annually an outline of the procedures to be utilized by Participants with respect to requests for redemption and withdrawal of such requests on behalf of beneficial owners of Securities.

    16. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Trustee shall notify DTC of the availability of certificates. In such event, Issuer or Trustee shall issue, transfer and exchange certificates in appropriate amounts as required by DTC and others.

    17. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trustee (at which time DTC will confirm with Issuer or Trustee the aggregate principal amount of Securities outstanding. Under such circumstances, at DTC's request Issuer and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

    18. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s) and (b) acknowledges that neither DTC's Participants not any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificate(s) by virtue of submission of such certificate(s) to DTC.

    19. Nothing herein shall be deemed to require Trustee to advance funds on behalf of Issuer.

Notes                                                         Very truly yours,
- -----
A:  If there is a Trustee (as defined in this
Letter of Representations),.  Trustee as well                 Ray Ellison Mortgage Acceptance Corp.
as Issuer must sign this Letter.  If there is no                                Issuer
Trustee in signing this Letter Issuer itself
undertakes to perform all of the obligations                  By:
set forth herein.                                             Authorized Officers Signature

B:  Schedule B contains statements that DTC                        The Bank of  New York, as Trustee
believes accurately describe DTC, the method                                        Trustee
of effecting book-entry transfers of securities
distributed through DTC and certain related                   By:
matters.                                                      Authorized Officers Signature




Received and Accepted:
THE DEPOSITORY TRUST COMPANY         Tender Agency
By:                                  By:
                                     Authorized Officers Signature

                       Principal and Income Payments Rider


1. This Rider supersedes any contradictory language set forth in the Letter of Representations to which it is appended.

2.  With respect to principal and income payments in the Securities:

    A. DTC shall receive all dividend and interest payments on payable date in same-day funds by 2:30 p.m. ET (Eastern Time).

         B. Issuer agrees that it or Agent shall provide dividend and interest payment information to a standard announcement service subscribed to by DTC. In the unlikely event that no such service exists, Issuer agrees that it or Agent shall provide this information directly to DTC in advance of the dividend or interest record date as soon as the information is available.

                  This information should be conveyed directly to the DTC electronically. If electronic transmission is not possible, such information should be conveyed by telephone or facsimile transmission to:

                  The Depository Trust Company
                  Manager, Announcements
                  Dividend Department
                  7 Hanover Square, 22nd Floor
                  New York, NY 10004

                  Phone: (212) 709-1270
                  Fax: (212) 709-1723,1686

         C. Issuer agrees that for dividend and interest payments, it or Agent shall provide automated notification of CUSIP-level detail to the depository no later than noon ET on the payment date.

         D. DTC shall receive maturity and redemption payments and CUSIP-level detail on the payable date in same-day funds by 2:30 p.m. ET. Absent any other arrangements between Agent and DTC, such payments shall be wired according to the following instructions:

                                    Chemical Bank
                                    ABA 021000128
                   For credit to A/C Depository Trust Company
                          Redemption Account 066-027306

                  in accordance  with  existing  SDFS payment  procedures in the manner set forth in DTC's SDFS Paying Agent Operating Procedures a copy of which has previously been furnished to Agent.

E. DTC shall receive all other payments and CUSIP-level detail resulting from corporate actions (such as tender offers or mergers) on the first payable date in same-day funds by 2:30 p.m. ET. Absent any other arrangements between the Agent and DTC, such payments shall be wired to the following address:


                  Chemical Bank
                  ABA 021000128
                  For credit to A/C Depository Trust Company
                  Reorganization Account 066-027608

                                   SCHEDULE A


                                 Describe Issuer


CUSIP        Principal Amount        Maturity Date           Interest Rate
754555DR8       $12,500,000          April 30, 2027              7.00%

                                   SCHEDULE B


                        SAMPLE OFFERING DOCUMENT LANGUAGE
                       DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
  (Prepared by DTC-bracketed material may be applicable only to certain issues)


1. The Depository Trust Company ("DTC"), New York, NY. will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered security certificate will be issued for (each issue of) the Securities, (each) in the aggregate principal amount of such issue and will be deposited with DTC. (If, however, the aggregate principal amount of (any) issue exceeds $150 million, one certificate will be issued with respect to each $150 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue).

2. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities
Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

4.To facilitate subsequent transfers, all securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securites with

DTC and their registration in the name of Cede & Co effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities: DTC's record reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

5. Conveyance of notices and other communications to DTC to Direct Participants by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

6. Redemption notices shall be sent to Cede & Co. If less than all of the Securites within an issue are being redeemed. DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

7. Neither DTC nor Cede & Co will consent or vote with respect to Securites. Under its usual procedures. DTC mails Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co's consenting or voting rights to those Direct Participants to whose accounts the Securites are credited on the record date (identified in a listing attached to the Omnibus Proxy).

8. Principal and interest payments on the Securites will be made to DTC. DTC's practice is to credit Direct Participant's accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name" and will be the responsibility of such Participant and not of DTC, the Agent, or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Issuer or the Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be responsibility of Direct and Indirect Participants.

9. A Beneficial Owner shall give notice to elect to have its Securites purchased or tendered, through its Participant, to the (Tender/Remarketing) Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities on DTC's records to the (Tender/Remarketing) Agent. The requirement for physical delivery of Securites in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities and transferred by Direct Participants on DTC's records.

10. DTC may discontinue providing its service as securities depository with respect to the Securities at any time by giving reasonable notice to the Issuer or the Agent. Under such circumstances in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

11. The Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuer believes to be reliable , but the Issuer takes no responsibility for the accuracy thereof.

                                   SCHEDULE A

                              [Begins on Next Page]

DAL02:32729.1



RAY ELLISON MORTGAGE ACCEPTANCE CORP.
SERIES 1996A, 7.00 % GNMA-COLLATERALIZED BONDS
DUE APRIL 30, 2027
RECOMPUTED:  APRIL 25, 1996
SCHEDULE A                              RUN:  04/17/96

                                                                   OUTSTANDING
                                              MAXIMUM                PRINCIPAL      COLLATERAL
                                             MORTGAGE   ORIGINAL   AMOUNT AS OF    VALUE AS OF
POOL     CUSIP          MATURITY    INTEREST  COUPON    PRINCIPAL   4/15/96 OR      4/15/96 OR
 #       NUMBER          DATE        RATE     RATE       AMOUNT      4/20/96        4/20/96
- ------  ---------   --- ----------  ---------  ------  -----------  -------------  -------------
  1789  36202B7A7  (2)  07/20/24      7.50%    8.00%      25,000       23,347.70      23,212.28

  2168  36202CMR1  (2)  02/20/26      7.00%    7.50%     492,000      490,647.23     487,801.48

  2202  36202CNT6  (2)  04/20/26      7.00%    7.50%   4,000,000    4,000,000.00   3,976,800.00

358832  36203TSV8  (1)  08/15/23      7.50%    8.00%      67,641       56,235.49      55,909.32

422657  36206VQJ9  (1)  04/15/26      7.00%    7.50%   6,002,940    6,002,940.00   5,968,122.95

422664  36206VQR1  (1)  04/15/26      7.00%    7.50%   2,005,389    2,005,389.00   1,993,757.74
                                                     ------------  ------------   --------------
                                                      12,592,970   12,578,559.42  12,505,603.77
                                                     ------------  -------------  ---------------

(1) GNMA CERTIFICATE FOR WHICH ENTIRE POOL IS PLEDGED AS COLLATERAL
(2) GNMA II CERTIFICATE